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                                                                    EXHIBIT 23.1


                        [RYDER SCOTT COMPANY LETTERHEAD]

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     As independent petroleum consultants, Ryder Scott Company hereby consents
(i) to the summarization of our report entitled "Estimated future Reserves and Income Attributable to Certain Leasehold and Royalty Interests in HarCor Energy, Inc. as of January 1, 1998", as detailed in the Form 10-K for the year ended December 31, 1997 for HarCor Energy, Inc. filed with the Securities and Exchange Commission on March 30, 1998 and (ii) to the reference to our firm as experts and the incorporation by reference of such Form 10-K in the previously filed Registration Statement of HarCor Energy, Inc. on Form S-3, Registration Statement File No. 33-84496, Form S-8 Registration Statement File No. 33-69312, Form S-8 Registration Statement File No. 333-02167, Form S-8 Registration Statement File No. 333-02179 and Form S-3 Registration Statement No. 333-26241.


                                   /s/ RYDER SCOTT COMPANY
                                       PETROLEUM ENGINEERS

                                       RYDER SCOTT COMPANY
                                       PETROLEUM ENGINEERS

Houston, Texas
March 30, 1998